UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

NanoVibronix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36445	01-0801232
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

969 Pruitt Ave Tyler, Texas	77569
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 233-3004

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NAOV	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2025, the Board of Directors of NanoVibronix, Inc. (the “Company”) appointed Rita Silberberg as the Executive Vice President of Finance and Chief Accounting Officer of the Company, effective as of the same date. Additionally, on July 24, 2025, Ms. Silberberg was appointed Corporate Secretary of the Company, effective as of the same date.

Ms. Silberberg, age 49, is an accomplished financial executive with over 15 years of proven leadership in corporate finance, legal-structural planning, and international tax strategy. She brings a combination of deep financial acumen and legal insight, having earned both an LL.B in Law and a B.A. in Business with a specialization in Accounting from the College of Management in 1999. Ms. Silberberg has extensive experience overseeing complex financial operations and cross-border regulatory compliance, with a strong command of both US GAAP and IFRS. Her career spans senior roles at multinational organizations, where she has led internal finance teams and coordinated efforts with global legal, tax, and audit advisors. Before joining ENvue Medical Israel Ltd. (“ENvue”) in 2022, she served as Chief Financial Officer at Gravity Creative Space from 2013 to 2022. At Gravity Group, a global post-production, and visual effects company, she was responsible for overseeing financial operations, budgeting, supporting executive projects, strategic growth, and international tax issues for over nine years. Ms. Silberberg served as Director of Finance and Project Manager at Ernst & Young from 2002 to 2005, where she led multi-disciplinary engagements and financial operations for international clients.

Pursuant to that certain employment agreement by and between ENvue and Ms. Silberberg, dated as of February 12, 2025 (the “Silberberg Employment Agreement”), Ms. Silberberg shall receive (i) a gross monthly salary of NIS 44,000 per month, which shall be increased to NIS 68,750 per month, subject to increase upon completion of certain milestones set forth in the Silberberg Employment Agreement and (ii) certain other customary incidental payments and expenses. The Silberberg Employment Agreement may be terminated by either party to the Silberberg Employment Agreement pursuant to the terms therein. Additionally, ENvue may terminate the Silberberg Employment Agreement for Cause (as defined in the Silberberg Employment Agreement) upon notice with immediate effect. The Silberberg Employment Agreement also provides for certain customary covenants regarding confidentiality and privacy.

The foregoing is only a summary of the material terms of the Silberberg Employment Agreement and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the complete text of the Silberberg Employment Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There are no family relationships between Ms. Silberberg and any director or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions involving Ms. Silberberg that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K. The Company expects Ms. Silberberg to enter into the Company’s standard indemnification agreement for officers and an employment agreement with the Company.

Exhibit Number	Description of Exhibit
10.1	Employment Agreement, dated as of February 12, 2025, by and between Rita Silberberg and ENvue Medical Israel Ltd.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2025	NANOVIBRONIX, Inc.

	By:	/s/ Doron Besser, M.D.
	Name:	Doron Besser, M.D.
	Title:	Chief Executive Officer